As filed with the Securities and Exchange Commission on December 21, 2015
Registration No. 333-87329

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3D
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Metro Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	25-1834776
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3801 Paxton Street
Harrisburg, Pennsylvania 17111
888-937-0004
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Dividend Reinvestment and Stock Purchase Plan
(Full title of the Plan)

Mark A. Zody
Chief Financial Officer
Metro Bancorp, Inc.
3801 Paxton Street
Harrisburg, Pennsylvania 17111
888-937-0004
(Name, Address, including zip code, and telephone number, including area code, of agent for service)

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box. [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.[ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.[ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [X]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [ ]

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment relates to the Registration Statement No. 333-87329 on Form S-3D filed on September 17, 1999 by Metro Bancorp, Inc. (the “Company”), formerly known as Pennsylvania Commerce Bancorp, Inc., to register for issuance pursuant to the Metro Bancorp, Inc. Dividend Reinvestment and Stock Purchase Plan (the “Plan”), formerly known as Pennsylvania Commerce Bancorp, Inc. Dividend Reinvestment and Stock Purchase Plan, 500,000 shares of the Company’s common stock, $1.00 par value.  The Company terminated this Plan and offering of shares thereunder, effective December 4, 2015.  In accordance with the undertakings contained in the Registration Statement, the Company is filing this Post-Effective Amendment No. 1 to remove from registration the 2,893 shares of common stock which remained unsold at the termination of the Plan and offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3D and has duly caused this Post-Effective Amendment to Registration Statement on Form S-3D to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harrisburg, Commonwealth of Pennsylvania, on December 21, 2015.  No other person is required to sign this Post-Effective Amendment to Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.

METRO BANCORP, INC.
(Registrant)
By:	/s/ Mark A. Zody
Mark A. Zody
Chief Financial Officer